                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement            [ ] Confidential, for Use of the Com-
                                               mission only (as permitted by
                                               Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              TRIPATH IMAGING, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

    (1)     Title of each class of securities to which transaction applies:
    (2)     Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4)     Proposed maximum aggregate value of transaction:
    (5)     Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)     Amount Previously Paid:
    (2)     Form, Schedule or Registration Statement No.:
    (3)     Filing Party:
    (4)     Date Filed:

                              TRIPATH IMAGING, INC.

                              780 Plantation Drive
                        Burlington, North Carolina 27215
                                 (336) 222-9707

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held on May 24, 2001

         Notice is hereby given that the 2001 Annual Meeting of Stockholders of TriPath Imaging, Inc., a Delaware corporation, will be held on Thursday, May 24, 2001, at 2:00 p.m. at the Country Suites, 3211 Wilson Drive, Burlington, North Carolina, to consider and act upon the following matters:

1. To elect two members of the Board of Directors to serve for a three-year term as Class I Directors;

2.       To approve the Company's 2001 Employee Stock Purchase Plan;

3. To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the current fiscal year; and

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on April 12, 2001 will be entitled to vote at the meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                             By order of the Board of Directors,
                                             Steven N. Farber
                                             Secretary
April 24, 2001

                              TRIPATH IMAGING, INC.
                              780 Plantation Drive
                        Burlington, North Carolina 27215
                                 (336) 222-9707

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------

                               GENERAL INFORMATION

         This Proxy Statement and the enclosed proxy card are being furnished on behalf of the Board of Directors of TriPath Imaging, Inc. for use at our 2001 Annual Meeting of Stockholders to be held on Thursday, May 24, 2001, at 2:00 p.m. at Country Suites, 3211 Wilson Drive, Burlington, North Carolina, and at any adjournments thereof. This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to all stockholders of the Company entitled to notice of and to vote at the meeting on or about April 24, 2001.

         When the proxy card of a stockholder is duly executed and returned, the shares represented by it will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no voting instructions are given on the proxy card with respect to one or more proposals, the proxies will vote the shares represented by that proxy card in favor of the proposals contained in this proxy statement, as recommended by the Board. Stockholders may revoke their proxies at any time prior to any vote at the meeting by written notice of revocation to the Secretary of the Company at or before the meeting, by submission of a duly executed proxy card bearing a later date or by voting in person by ballot at the meeting. If your shares are held through a brokerage account, you must make arrangements with your broker or bank to vote your shares or to revoke your proxy.

         Holders of our common stock, $0.01 par value per share, of record on the books of the Company at the close of business on April 12, 2001, the record date, are entitled to notice of and to vote at the meeting. On the record date, there were 34,203,100 shares of common stock issued and outstanding, each of which entitles the holder to one vote on each matter submitted to a vote at the meeting.

         The presence, in person or by proxy, of the holders of a majority of the Company's common stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising its discretionary authority to vote on the matter and so indicates on the proxy.

                                 SHARE OWNERSHIP

         The following table and footnotes set forth certain information regarding the beneficial ownership of the Company's common stock as of April 1, 2001 by (i) each person known by the Company to own beneficially 5% or more of the Company's common stock, (ii) each Named Executive Officer (as defined in "Executive Compensation" below), (iii) each director of the Company and (iv) all current directors and executive officers of the Company as a group:

                                                                            SHARES OF COMMON STOCK
                                                                            BENEFICIALLY OWNED (1)
                                                                          -------------------------
BENEFICIAL OWNER                                                          SHARES            PERCENT
----------------                                                          ------            -------
Roche Holding Ltd. affiliated entities (2).............................   12,950,680         33.0%
Grenzacherstrasse 124
Postfach
CH-4070 Basel
Switzerland

Sprout Capital VII, L.P. and certain
related entities (3)...................................................    2,174,792         6.4%
3000 Sand Hill Road
Bldg 3, Suite 170
Menlo Park, CA 94025-7114

Zesiger Capital Group LLC Investors (4)................................    1,937,871         5.7%
320 Park Avenue
New York, NY  10022

Robert E. Curry, Ph.D. (5).............................................    2,178,792         6.4%
James B. Powell, M.D. (6)..............................................      303,080           *
Thomas Gahm, Ph.D. (7).................................................      207,071           *
Paul R. Sohmer, M.D. (8)...............................................      179,458           *
David H. Robison (9)...................................................      126,010           *
Mary K. Norton (10)....................................................       77,365           *
David A. Thompson (11).................................................       50,699           *
Roger W. Martin (12)...................................................       41,039           *
Ernest A. Knesel.......................................................       37,372           *
Richard A. Charpie, Ph.D. (13).........................................       36,670           *
Haywood D. Cochrane, Jr. (14)..........................................       30,000           *
Thomas A. Bonfiglio, M.D. (15).........................................       22,064           *
All current executive officers and
directors as a group (10 persons) (16).................................    3,289,620         9.4%

------------------------

   * Indicates less than 1%.

(1) The persons and entities named in the table have sole voting and investment power with respect to the shares beneficially owned by them, except as noted below. Share numbers include shares of common stock issuable pursuant to outstanding options that may be exercised within the 60-day period following April 1, 2001.

(2) Includes 5,000,000 shares held by Roche International Ltd., a Bermuda corporation ("Roche") and 2,950,680 shares held by Roche Image Analysis Systems, Inc., a Delaware corporation ("RIAS"). Roche is a wholly owned subsidiary of Canadian Pharmholding Ltd., a Canadian corporation ("Pharmholding"), which is in turn a wholly owned subsidiary of SAPAC Corporation Ltd., a corporation organized under the laws of the Province of New Brunswick, Canada ("SAPAC"). RIAS is a wholly owned subsidiary of Roche Holdings, Inc., a Delaware corporation ("Holdings Inc."), which is in turn a wholly owned subsidiary of Roche Finance Ltd, a Swiss company ("Finance"). SAPAC and Finance are each wholly owned subsidiaries of Roche Holding Ltd., a Swiss company ("Holding Ltd"). Pursuant to an agreement, Professor Kurt Jenny has the power to vote a majority of the voting securities of Holding Ltd. Each of Professor Jenny, Holding Ltd., Finance, Holdings Inc., SAPAC and Pharmholding expressly disclaim beneficial ownership of the shares. Also includes 5,000,000 shares that may be acquired by Roche within 60 days of April 1, 2001 upon the exercise of warrants.

(3) Consists of 1,887,760 shares held by Sprout Capital VII, L.P. ("Sprout"); 217,009 shares held by DLJ First ESC, L.L.C. ("DLJ First"); 43,401 shares held by DLJ Capital Corporation ("DLJ Capital"); and 21,928 shares held by the Sprout CEO Fund, L.P. ("Sprout CEO"). DLJ Capital is the managing general partner of Sprout and Sprout CEO and has voting and investment control over the shares held by those two entities. DLJ LBO Plans Management Corporation ("DLJ LBO") is the manager of DLJ First and has voting and investment control over the shares held by DLJ First. DLJ Capital and DLJ LBO both are wholly owned subsidiaries of Credit Suisse First Boston (USA), Inc.

(4) Zesiger Capital Group disclaims beneficial ownership of these securities which are held in discretionary accounts it manages.

(5) Consists of the shares as described in note (3). Dr. Curry is divisional Vice President of DLJ Capital and acts as attorney-in-fact with respect to its investment in TriPath and thus may be considered the beneficial owner of the shares described in note (3). Dr. Curry disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Also includes 4,000 shares that may be acquired within 60 days of April 1, 2001 upon the exercise of options.

(6) Includes 73,363 shares held by record by Allemanni, LLC ("Allemanni"). Dr. Powell is the manager of Allemanni and has voting and investment control over the shares held by that entity. Dr. Powell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Also includes 46,499 shares that may be acquired within 60 days of April 1, 2001 upon the exercise of options.

(7) Includes 97,758 shares that may be acquired within 60 days of April 1, 2001 upon the exercise of options.

(8) Consists entirely of shares that may be acquired within 60 days of April 1, 2001 upon the exercise of options.

(9) Includes 124,009 shares that may be acquired within 60 days of April 1, 2001 upon the exercise of options.

(10) Consists entirely of shares that may be acquired within 60 days of April 1, 2001 upon the exercise of options.

(11) Includes 46,748 shares that may be acquired within 60 days of April 1, 2001 upon the exercise of options.

(12) Consists entirely of shares that may be acquired within 60 days of April 1, 2001 upon the exercise of options.

(13) Includes 20,821 shares held by Ampersand Venture Management Corp. ("AVMC") of which Dr. Charpie is a general partner and thus may be considered the beneficial owner of the shares held by AVMC. Dr. Charpie disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Also includes 4,000 shares that may be acquired within 60 days of April 1, 2001 upon the exercise of options.

(14) Includes 10,000 shares that may be acquired within 60 days of April 1, 2001 upon the exercise of options.

(15) Includes 21,064 shares that may be acquired within 60 days of April 1, 2001 upon the exercise of options.

(16) See notes (5) and (7) through (15) above. Includes 605,441 shares that may be acquired within 60 days of April 1, 2001 upon the exercise of options.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         In accordance with Section 2 of Article II of the Company's Amended and Restated By-laws, the Board has fixed the number of directors at six for the coming year. The Board is divided into three classes, with the members of each class elected for three-year terms and the term for each class expiring in successive years.

         At the meeting, two Class I directors will be elected to hold office for three years until their respective successors are duly elected and qualified. The Board has nominated Robert E. Curry, Ph.D. and Paul R. Sohmer, M.D. for election for terms expiring in 2004. Drs. Curry and Sohmer are currently directors of the Company and have consented to be nominated and to serve if elected. In the event that either of Drs. Curry or Sohmer shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, designated by the Board to replace the nominee. In the event that a vacancy occurs during either three year term, such vacancy may be filled by the Board for the remainder of the full term.

         Pursuant to the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation and its By-laws, directors are elected by a plurality of the votes properly cast at the meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the election.

         The following table contains certain information about the nominees for election to the Board and about each other person whose term of office as a director will continue after the meeting.

                                                                                                    PRESENT
                                   BUSINESS EXPERIENCE DURING PAST FIVE                  DIRECTOR     TERM
       NAME AND AGE                   YEARS AND OTHER DIRECTORSHIPS                        SINCE    EXPIRES
       ------------                ------------------------------------                  --------   -------

NOMINEES FOR DIRECTOR:
  CLASS I DIRECTORS

Robert E. Curry, Ph.D.     Dr. Curry is Vice President of CSFB, a wholly owned              1996      2001
Age:  52                   subsidiary of Credit Suisse First Boston. He joined
                           the Sprout Group ("Sprout"), a submanager of various
                           venture capital funds within the CSFB organization,
                           as a general partner in May 1991. Prior to joining
                           Sprout, Dr. Curry served in various capacities with
                           Merrill Lynch R&D Management and Merrill Lynch
                           Venture Capital from 1984, including as President of
                           both organizations from January 1990 to May 1991.
                           Previously, Dr. Curry was a Vice President of Becton
                           Dickinson from May 1980 to July 1984, and General
                           Manager of Bio-Rad Laboratory Inc.'s Diagnostics
                           Systems Division from August 1976 to May 1980. He
                           currently is a director of Adeza Biomedical, Inc.,
                           Instrumentation Metrics, Inc., Mycotech, Inc.,
                           Urosurge, Inc., Prometheus Laboratories, Inc., Photon
                           Technology International, Inc., Xcyte Therapeutics,
                           Inc. and Pathology Partners, Inc. Dr. Curry received
                           a B.S. from the University of Illinois, and a M.S.
                           and Ph.D. in chemistry from Purdue University.

                                                                                                    PRESENT
                                   BUSINESS EXPERIENCE DURING PAST FIVE                  DIRECTOR     TERM
       NAME AND AGE                   YEARS AND OTHER DIRECTORSHIPS                        SINCE    EXPIRES
       ------------                ------------------------------------                  --------   -------

Paul R. Sohmer, M.D.       Dr. Sohmer has served as Chairman of the Board of the            2000      2001
Age: 52                    Company since November 2000, and as its President and
                           Chief Executive Officer since June 2000. Prior to
                           joining TriPath Imaging, Dr. Sohmer served as the
                           President and Chief Executive Officer of Neuromedical
                           Systems, Inc. from 1997 through 1999. From 1996 until
                           1997, Dr. Sohmer served as President of a consulting
                           firm which he founded. From 1993 to 1996, he served
                           as President and Chief Executive Officer of Genetrix,
                           Inc., a genetic services company based in Scottsdale,
                           Arizona. From 1991 through 1993, Dr. Sohmer was the
                           Corporate Vice-President of Professional Services and
                           President of the Professional Services Organization
                           for Nichols Institute, a clinical laboratory company,
                           where he was responsible for sales, marketing,
                           information systems, logistics, and clinical studies.
                           From 1985 until 1991, Dr. Sohmer served as the
                           President and Chief Executive Officer of Pathology
                           Institute in Berkeley, California, during which time
                           he founded and served as Medical Director of the
                           Chiron Reference Laboratory. Dr. Sohmer received a
                           B.A. degree from Northwestern University and an M.D.
                           from Chicago Medical School.

Richard A. Charpie, Ph.D.  Dr. Charpie served as Chairman of the Board from November        1996      2002
Age:  47                   1996 until October 1999. Dr. Charpie is the Managing
                           General Partner of Ampersand Ventures ("Ampersand")
                           and all of its affiliated partnerships. He founded
                           Ampersand in 1988 as a spin-off from PaineWebber
                           Incorporated. Dr. Charpie is currently a director of
                           V.I. Technologies, Inc. and of several privately held
                           companies. Dr. Charpie holds a M.S. in physics and a
                           Ph.D. in applied economics and finance, both from the
                           Massachusetts Institute of Technology

Haywood D. Cochrane, Jr.   Mr. Cochrane has served as the Chief Executive Officer of        1999      2002
Age:  52                   Meridian Corporate Healthcare ("Meridian") in
                           Nashville, Tennessee since February 1997. Prior to
                           joining Meridian, Mr. Cochrane served as a consultant
                           to Laboratory Corporation of America Holdings
                           ("LabCorp"). From April 1995 to November 1996 he was
                           Executive Vice President, Chief Financial Officer and
                           Treasurer of LabCorp. Mr. Cochrane was an employee of
                           National Health Laboratories, Inc. ("NHL") from June
                           1994 to April 1995, following NHL's acquisition of
                           his former employer Allied Clinical Laboratories,
                           Inc. ("Allied"). Mr. Cochrane was President and Chief
                           Executive Officer of Allied from its formation in
                           1989 until its acquisition by NHL in June 1994. Mr.
                           Cochrane is currently a director at JDN Realty, Inc.
                           and Sonus Corp., both publicly traded companies as
                           well as CHD Meridian and INFORM DX, Inc. Mr. Cochrane
                           received a B.A. in political science from the
                           University of North Carolina at Chapel Hill.

                                                                                                    PRESENT
                                   BUSINESS EXPERIENCE DURING PAST FIVE                  DIRECTOR     TERM
       NAME AND AGE                   YEARS AND OTHER DIRECTORSHIPS                        SINCE    EXPIRES
       ------------                ------------------------------------                  --------   -------

CONTINUING DIRECTORS:
  CLASS III DIRECTORS

Thomas A. Bonfiglio, M.D.  Dr. Bonfiglio serves as Senior Attending Pathologist and         1999      2003
Age:  55                   Head, Division of Pathology at The Genesee Hospital
                           in Rochester, New York. Dr. Bonfiglio is also a
                           Clinical Professor at the University of Rochester's
                           Department of Pathology and Laboratory Medicine,
                           where he has maintained various academic positions
                           since 1971. Since 1969, Dr. Bonfiglio has held
                           pathology positions at various hospitals, most
                           recently as Pathologist in Chief at Strong Memorial
                           Hospital from 1989 to 1997. He is a past president of
                           the American Society of Clinical Pathologists and the
                           American Society of Cytopathology and has authored
                           numerous medical publications. He was previously a
                           director of NeoPath, Inc., until the acquisition of
                           NeoPath by the Company on September 30, 1999.

David A. Thompson          Mr. Thompson retired in June 1995 from Abbott Laboratories,      1999      2003
Age:  53                   a manufacturer and distributor of pharmaceutical and
                           nutritional products, where he served in various
                           capacities since 1964. From August 1983 to July 1990,
                           he was Abbott's Vice President, Diagnostic Operations
                           and President, Diagnostics Division. From July 1990
                           to June 1994, he was Abbott's Senior Vice President,
                           Diagnostic Operations and President, Diagnostics
                           Division, and from June 1994 until his retirement, he
                           was Abbott's Senior Vice President, Strategic
                           Improvement Processes. Mr. Thompson is currently
                           Chief Executive Officer of Diagnostic Marketing
                           Strategies, a private consulting firm. Mr. Thompson
                           is also a director of HYCOR Biomedical, Inc., NABI,
                           LifeCell Corporation, and St. Jude Medical, Inc. He
                           was previously a director of NeoPath, Inc., from June
                           1995 until the acquisition of NeoPath by the Company
                           on September 30, 1999.


COMMITTEES OF THE BOARD

         The Company has standing Audit and Compensation Committees of the Board, but does not have a Nominating Committee.

         On January 1, 2000 the Audit Committee consisted of Drs. Charpie and Curry and Mr. Thompson. Dr. Curry resigned from his position on the Audit Committee in February 2000, and Mr. Cochrane was elected to the Audit Committee on February 23, 2000. The Audit Committee presently consists of Dr. Charpie, Mr. Thompson and Mr. Cochrane, each of whom is independent as defined by applicable Nasdaq National Market standards governing the qualifications of Audit Committee members. The Audit Committee assists the Board in the discharge of its duties and responsibilities by selecting and evaluating the Company's independent auditors, providing the Board with an independent review of the financial health of the Company and of the reliability of the Company's financial contracts and financial reporting systems. The Audit Committee reviews the general scope of the Company's annual audit, the fee charged by the Company's independent auditors and other matters relating to internal control systems. The Audit Committee held two meetings in 2000. The Audit Committee operates under a written charter adopted by the Board on April 27, 2000, a copy of which is included as Appendix A to this proxy statement. See "Report of the Audit Committee" in this proxy statement.

         The Compensation Committee currently consists of Drs. Curry and Bonfiglio. The Compensation Committee determines the compensation paid to all executive officers of the Company, including the Chief Executive Officer. The Compensation Committee's duties include the administration of the Company's Amended and Restated 1996 Equity Incentive Plan. The Compensation Committee held one meeting in 2000.

ATTENDANCE AT MEETINGS

         During the year ended December 31, 2000, the Board held nine meetings. Each of the directors attended at least 75% of the Board meetings and meetings of committees of the Board of which he was a member.

DIRECTOR COMPENSATION

         Each non-employee director of the Company who beneficially owns less than 3% of the outstanding common stock of the Company (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) is paid $10,000 per year, for service as a director, payable quarterly.

         In addition, directors receive compensation for their service on the Board pursuant to the 1997 Director Stock Option Plan, which was adopted by the Board and stockholders of the Company in June 1997 and amended by the Board and stockholders of the Company in June 2000. All of the directors who (i) are not employees of the Company, (ii) who do not own beneficially (as calculated pursuant to Rule 13(d)-3 of the Securities Exchange Act of 1934, as amended) 3% or more of the outstanding stock of the Company and (iii) who are not otherwise excluded by resolution of the Board (the "Eligible Directors"), are currently eligible to participate in the Director Plan. There are 300,000 shares of common stock reserved for issuance under the Director Plan. Upon the election or reelection of an Eligible Director, such director automatically will be granted an option to purchase 30,000 shares of common stock. Options become exercisable with respect to 10,000 shares on each anniversary of the date of grant for a period of three years, provided that the optionee is still a director of the Company at the opening of business on such date. Each option has a term of ten years. The exercise price for each option is equal to the last sale price for the common stock on the business day immediately preceding the date of grant, as reported on the Nasdaq National Market. The exercise price may be paid in cash, shares of common stock or a combination of both.

                                   PROPOSAL 2

           APPROVAL OF THE COMPANY'S 2001 EMPLOYEE STOCK PURCHASE PLAN

         Our Board approved the 2001 Employee Stock Purchase Plan (the "Purchase Plan") on April 12, 2001. We are requesting that the stockholders approve the Purchase Plan for purposes of qualifying it under Section 423 of the Internal Revenue Code ("Section 423"). This will permit our employees to benefit from the favorable tax treatment described below. The Board believes this provides a potentially significant benefit to employees and is in the interests of TriPath and our stockholders generally.

         The Purchase Plan gives our employees the opportunity and incentive to invest in TriPath by purchasing shares of our common stock at a discount through convenient payroll deductions. The Purchase Plan is intended to promote stock ownership among employees, which should lead to increased identification with stockholders' interests. It also serves an important compensation function. The Board reserved a total of 1,000,000 shares of common stock for issuance under the Purchase Plan, subject to adjustment for stock splits and similar capital changes. To date, we have not issued any shares under the Purchase Plan. The closing price of our common stock on April 12, 2001, as reported by the Nasdaq National Market, was $4.85 per share.

         The following is a summary of the Purchase Plan's principal features and is qualified in its entirety by reference to the complete text of the Purchase Plan a copy of which is attached to this proxy statement as Appendix B.

GENERAL

         The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423. Rights to purchase shares of common stock under the Purchase Plan are granted at the discretion of the Compensation Committee, which also determines the frequency and duration of individual offerings under the Purchase Plan and the date(s) when stock may be purchased. Offerings may last up to twenty seven months, but we currently expect that each will last six months. All of our employees who have worked for a specified amount of time and work a minimum number of hours are eligible to participate in the Purchase Plan.

         Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment for any reason. The purchase price per share in any offering is 85% of the lower of the fair market value of the common stock on the first day or last day of the offering, and may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the Committee, but purchases will initially be limited to payroll deductions. An employee's purchases in any year are limited to the lesser of $25,000 worth of stock, determined by the fair market value of the common stock at the time the offering begins, or a percentage fixed by the Committee (currently 10%) of the employee's total compensation. The Purchase Plan terminates on April 12, 2011.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 2001 EMPLOYEE STOCK PURCHASE
PLAN

         If the stockholders approve the Purchase Plan, under current law, participants will not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan. Furthermore, if a participant holds shares purchased under the Purchase Plan for at least two years from the offering commencement date, then upon sale of the shares, the participant will be treated as having received taxable compensation income of 15% of the fair market value of the stock at the commencement of the offering (or, if less, any amount realized on sale of such shares in excess of the purchase price). No deduction will be allowed to us for Federal income tax purposes upon the purchase of shares or, if the participant waits the prescribed period to sell, upon sale. However, if the participant does not wait the prescribed period to sell, he or she will be treated as having received taxable compensation income upon sale equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and we will be allowed to deduct that amount. In either case, any difference over or under the participant's tax cost (the purchase price plus the amount of taxable compensation income that the participant recognizes upon sale of the shares) will be treated as capital gain or loss.

         Assuming stockholder approval, if a participant dies during the two-year holding period while owning shares purchased under the Purchase Plan, 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death in excess of the purchase price) is taxed to the participant as ordinary income in the year of death, and we would not be allowed a deduction for Federal income tax purposes.

         If the stockholders do not approve our Purchase Plan, the Board will not grant any rights to purchase stock under the Purchase Plan.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote on this proposal will constitute approval of the Purchase Plan. Abstentions will count as votes against the approval and broker non-votes will not be counted.

          THE BOARD OF DIRECTORS BELIEVES THAT THE PURCHASE PLAN SERVES IMPORTANT GOALS FOR TRIPATH AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The firm of Ernst & Young LLP examined the Company's financial statements for the year ended December 31, 2000. The Board has selected the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001. Although shareholder approval of the Board's selection of Ernst & Young LLP is not required by law, the Board believes that it is advisable to give the shareholders an opportunity to ratify this selection. If this proposal is not approved at the meeting, the Board will reconsider the selection of Ernst & Young LLP.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares present, or represented by proxy is required to ratify the selection of Ernst & Young LLP. Abstentions and broker non-votes will be considered as present for purposes of a quorum, but will not count as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the voting of this matter.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
                      THE SELECTION OF ERNST & YOUNG LLP.

                             EXECUTIVE COMPENSATION

         The Compensation Committee Report on Executive Compensation and the tables set forth below provide information about the compensation of executive officers of the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors currently consists of Drs. Curry and Bonfiglio. The Committee's responsibilities include: (i) reviewing the performance of the Chief Executive Officer and the other executive officers of the Company and making determinations as to their cash and equity-based compensation and benefits; and (ii) administration of employee stock option grants and stock awards under TriPath's Amended and Restated 1996 Equity Incentive Plan. The Committee held one meeting in 2000.

         The Company's executive compensation policy is designed to increase shareholder value by attracting, retaining and motivating executive officers to maximize the Company's performance. Generally, the Company has set the salaries of its executive officers at slightly below industry averages and provided for significant variable compensation through stock options. There was no annual cash incentive plan during 2000. Various other benefits include medical, life insurance and retirement savings plans generally available to all employees.

         The Committee reviews the entire executive compensation package, which consists of base salary and stock option grants under the Option Plan.

ELEMENTS OF EXECUTIVE COMPENSATION

Base Salary

         The Company's policy is to set base salaries of its executives at slightly below industry average, as determined using compensation surveys for the industry. Base salaries are reviewed on an annual basis using compensation surveys for the industry. Base salaries for executive officers for fiscal year 2000 were determined after considering the base salary level of the executive officers in prior years, and taking into account for each executive officer the amount of base salary as a component of total compensation.

Cash Incentive Compensation

         The Company did not maintain a cash incentive program for executive officers in 2000. Beginning in 2001, the Company intends to implement a cash incentive program for its executive officers. The Committee believes that a cash-based incentive plan is an appropriate means to provide its executive officers with competitive compensation. Cash bonuses will be tied directly to the Company's financial performance and the contribution of each executive to such performance. In order to determine such contribution, the Committee will review and evaluate the performance of the department or activity for which each executive has responsibility, the impact of that department or activity on the Company and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both inside and outside the Company.

Stock Options

         In general, stock options are granted to TriPath's executive officers at the time of their hire and at such other times as the Committee may deem appropriate. In reviewing option grants, the Committee uses the same industry survey data as used in its analysis of base salaries. The Committee bases its stock option award decisions upon a comparison with the equity ownership of officers holding similar positions in other medical technology companies, as well as upon the number of options and shares currently held by the executive and performance factors.

         The stock option grants made by the Committee are designed to align the interests of management with those of the shareholders. In order to maintain the incentive aspects of these grants, the Committee has determined that a significant percentage of any executive officer's stock options should be unvested option shares. Consistent with this determination, the Committee generally grants options with a four-year vesting period and periodically reviews individual officer stock option holdings. Stock options also are issued to lower the overall cash cost of compensation.

Benefits

         The Company provides medical, life insurance and retirement savings benefits to executive officers on terms generally available to all employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

         From January 1, 2000 through June 7, 2000, our former President and Chief Executive Officer, Dr. James B. Powell, was paid a base salary of $128,845. The base salary was below industry average, as determined using compensation surveys for the industry, and reflected Dr. Powell's significant ownership interest in the Company. During 2000, Dr. Powell was granted options with respect to 13,218 shares of common stock. All stock option grants were issued at an exercise price equal to the fair market value of TriPath's common stock on the date of grant. These options became exercisable based on certain performance-based criteria. As of December 31, 2000, all of these options were fully vested.

         From June 7, 2000 through December 31, 2000, our current President and Chief Executive Officer, Dr. Paul R. Sohmer, was paid a base salary of $183,217 and a cash bonus of $125,000 upon joining the Company. During 2000, Dr. Sohmer was granted options with respect to 493,000 shares of common stock. All stock option grants were issued at an exercise price equal to the fair market value of TriPath's common stock on the date of grant. Of these option grants, 450,000 become exercisable as to 1/48th of the shares on the first day of each month following the date of grant. The remaining 43,000 option grants became exercisable on December 31, 2000 upon the Company's achievement of certain performance-based criteria. In January 2001, the Board granted Dr. Sohmer an additional 400,000 options which were intended to be part of his 2000 option pool and were granted to raise Dr. Sohmer's compensation to a level consistent with compensation survey data for the industry.

DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code limits the tax deductibility by a public company of compensation in excess of one million dollars paid to any of its five most highly compensated executive officers. With respect to qualifying compensation paid to executive officers under Section 162(m), TriPath does not expect to have compensation exceeding the one-million-dollar limitation for the foreseeable future. Outstanding stock options granted under the Option Plan will not be subject to the limitation under applicable regulations, and TriPath plans to maintain the exclusion for any additional options that may be granted to employees covered by Section 162(m).


                            By the TriPath Imaging, Inc. Compensation Committee,

                            THOMAS A. BONFIGLIO, M.D.
                            ROBERT E. CURRY, PH.D.

         The following table sets forth certain compensation information for the two individuals who served as our Chief Executive Officer during 2000 and our five most highly compensated executive officers whose total salary for the year ended December 31, 2000 exceeded $100,000 (together, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION        ALL OTHER
                                            ANNUAL COMPENSATION                AWARDS         COMPENSATION
                                    -------------------------------------------------------------------------
                                                                            SECURITIES
                                                                            UNDERLYING
Name and Principal Position         YEAR       SALARY          BONUS       OPTIONS (#)(1)
---------------------------         ----       ------          -----       --------------

Paul R. Sohmer, M.D..............   2000      $183,217(4)    $125,000           893,000           -
President and Chief Executive
Officer (3)

James B. Powell, M.D.............   2000      $128,845          -                13,218        $3,797(2)
President and Chief Executive       1999      $176,359          -                64,498        $5,000(2)
Officer (5)                         1998      $171,976          -                 5,500        $5,000(2)

Thomas Gahm, Ph.D................   2000      $181,577          -                 9,948        $5,447(2)
Vice President of Computer          1999      $175,657          -                34,209        $2,006(2)
Science                             1998      $175,976          -                18,220        $5,000(2)

David H. Robison.................   2000      $170,027          -                44,244        $5,043(2)
Vice President of Operations        1999      $170,240          -                43,578           -
                                    1998      $169,969          -                70,704           -

Mary K. Norton...................   2000      $146,269          -                41,945        $4,388(2)
Vice President of Regulatory/       1999      $123,157          -                37,959           -
Government Affairs and Quality      1998      $118,529        $13,472            44,925           -
Assurance

Roger W. Martin..................   2000      $141,534          -                 9,063        $1,872(2)
Vice President of  Sales and        1999        $8,238(6)       -                75,000           -
Marketing

Ernest A. Knesel.................   2000      $216,295(8)       -                10,624       $34,175(9)
Executive Vice President (7)        1999      $194,506          -                34,631        $5,000(2)
                                    1998      $190,304          -                18,506        $5,000(2)

--------------------------

(1) Refer to the table "Option Grants in the Last Fiscal Year" below for details concerning the terms of the options granted during 2000.

(2) Represents contributions by the Company to its 401(k) plan on behalf of the Named Executive Officers.

(3) Dr. Sohmer joined us as our President and Chief Executive Officer in June 2000 and became Chairman of the Board in October 2000.

(4) Represents a portion of Dr. Sohmer's $350,000 annual base salary that was paid to him from June 2000 until the end of the year.

(5) Dr. Powell served as our President and Chief Executive Officer until June 2000, after which time, he served as Chairman of the Board until September 2000.

(6) Mr. Martin joined us as our Vice President of Sales and Marketing in December 1999.

(7)      Mr. Knesel served as a Vice President until May 2000.

(8) Includes $126,172 in severance payments to Mr. Knesel made by us from June 2000 until the end of the year.

(9) Includes $28,925 in consulting fees paid to Mr. Knesel by the Company in 2000, as well as $5,250 in contributions by the Company to its 401(k) plan on behalf of Mr. Knesel.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2000 by the Company to the Named Executive Officers.


                                                                                             POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED ANNUAL
                                     NUMBER OF     PERCENT OF                                RATES OF STOCK PRICE
                                    SECURITIES   TOTAL OPTIONS                                 APPRECIATION FOR
                                    UNDERLYING     GRANTED TO     EXERCISE                        OPTION TERM
                                      OPTIONS     EMPLOYEES IN     OR BASE   EXPIRATION    -------------------------
               NAME                   GRANTED     FISCAL YEAR    PRICE/SHARE    DATE          5%(1)        10%(1)
--------------------------------------------------------------------------------------------------------------------

Paul R. Sohmer, M.D...........       450,000(2)        25.06%     $4.9375    06/06/10      $1,397,550    $3,541,321
                                     400,000(3)        22.28%    $10.9375    01/25/11      $2,751,414    $6,972,623
                                      43,000(4)         2.41%    $10.9375    01/25/11        $295,777      $749,557

James B. Powell, M.D..........        13,218(5)         0.74%      $6.125    02/23/10         $50,915      $129,030

Thomas Gahm, Ph.D.............         9,948(6)         0.55%      $6.125    02/23/10         $38,319       $97,109

David H. Robison..............        35,000(7)         1.95%      $6.125    02/23/10        $134,819      $341,659
                                       9,244(8)         0.51%      $6.125    02/23/10         $35,608       $90,237

Mary K. Norton................        35,000(9)         1.95%      $6.125    02/23/10        $134,819      $341,659
                                       6,945(10)        0.38%      $6.125    02/23/10         $26,752       $67,795

Roger W. Martin...............         7,500(11)        0.42%      $6.125    02/23/10         $22,781       $63,486
                                       1,563(12)        0.09%    $10.9375    01/25/11         $10,751       $27,246

Ernest A. Knesel..............        10,624(13)        0.59%      $6.125    02/23/10         $40,924      $103,708

--------------------------

(1) The dollar amounts shown in these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying common stock. No gain to the optionee is possible without an increase in price of the underlying common stock, which will benefit all stockholders proportionately.

(2) These options were granted on June 6, 2000 and become exercisable as to 1/48th of the shares on the first day of each month following the date of grant.

(3) In January 2001, the Board granted Dr. Sohmer an additional 400,000 options which were intended to be part of his 2000 option pool and were granted to raise his compensation to a level consistent with compensation survey data for the industry. These shares vest as to 1/48th of the shares on the first day of each month following the date of grant.

(4) These options represent performance-based awards that are normally granted to certain of our executive officers at the beginning of the fiscal year and become exercisable, in whole or part, at the end of the year based on the Company's achievement of certain performance-based criteria. Dr. Sohmer joined us in June 2000, after such awards were granted to our other executive officers. Therefore, these options were granted on January 25, 2001 and were immediately exercisable due to the Company's achievement of certain performance-based criteria.

(5) These options became exercisable with respect to 13,218 shares in June 2000 upon Dr. Powell's resignation as our President and Chief Executive Officer based upon the Company's achievement of certain performance-based criteria.

(6) These options became exercisable with respect to 9,550 shares on December 31, 2000 upon the Company's achievement of certain performance-based criteria. These options terminated with respect to the remaining 398 shares on December 31, 2000.

(7) These options were granted on February 23, 2000 and become exercisable as to 1/48th of the shares on the first day of each month following the date of grant.

(8) These options became exercisable with respect to 8,875 shares on December 31, 2000 upon the Company's achievement of certain performance-based criteria. These options terminated with respect to the remaining 369 shares on December 31, 2000.

(9) These options were granted on February 23, 2000 and become exercisable as to 1/48th of the shares on the first day of each month following the date of grant.

(10) These options became exercisable with respect to 6,945 shares on December 31, 2000 upon the Company's achievement of certain performance-based criteria.

(11) These options became exercisable with respect to 7,500 shares on December 31, 2000 upon the Company's achievement of certain performance-based criteria.

(12) These options were granted on January 25, 2001 and were fully vested as of that date. These options represent commissions owed to Mr. Martin by the Company for work completed during 2000.

(13) These options became exercisable with respect to 10,624 shares in May 2000 upon Mr. Knesel's resignation as a Vice President of the Company based upon the Company's achievement of certain performance-based criteria.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

         The following table sets forth certain information concerning exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 2000.

                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                         OPTIONS AT FISCAL YEAR-            AT FISCAL YEAR-
                                                                   END                          END (2)
                                                      -----------------------------   ----------------------------
                             SHARES
                          ACQUIRED ON      VALUE
          NAME              EXERCISE    REALIZED (1)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
          ----              --------    ------------   -----------    -------------   -----------    -------------

Paul R. Sohmer, M.D.....     -              -            56,250          393,750       214,481        1,501,369

James B. Powell, M.D....     -              -             -               -              -               -

Thomas Gahm, Ph.D. .....    10,400        $49,886        90,052           20,918       590,720           86,024

David H. Robison .......     -              -           114,844           43,313       150,416          130,431

Mary K. Norton..........     -              -            68,200           43,313       123,717          130,431

Roger W. Martin.........     -              -            27,811           54,689        80,621          164,067

Ernest A. Knesel........   155,685       $795,737         1,958           31,542         8,144          113,912

---------------------

(1) Based on the difference between the last sale price of the common stock on the date of exercise, as reported on the Nasdaq National Market, and the exercise price.

(2) Based on the difference between the last sale price of the common stock on December 29, 2000 of $8.750, as reported on the Nasdaq National Market, and the option exercise price.

            COMPENSATION COMMITTEE INTERLOCKS, INSIDER PARTICIPATION
                            AND CERTAIN TRANSACTIONS

         The Compensation Committee consisted of Drs. Bonfiglio and Curry, neither of whom is an officer of the Company.

         One of our directors, Dr. Charpie, is a general partner of (i) ASMC-III MCLP LLP, which is the general partner of the general partner of both Ampersand Specialty Materials and Chemicals III Limited Partnership and Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership, and
(ii) Ampersand Lab Partners MCLP LLP, which is the general partner of both Laboratory Partners I Limited Partnership and Laboratory Partners Companion Fund Limited Partnership, which, together, were a principal stockholder of the Company during the year ended December 31, 2000.

         Another one of our directors, Dr. Curry, is divisional Vice President of DLJ Capital Corporation ("DLJ Capital"), the managing general partner of Sprout Capital VII, L.P. and Sprout CEO Fund, L.P., and acts as attorney-in-fact with respect to DLJ Capital's direct and indirect investments in TriPath. Together, these entities are a principal stockholder of the Company.

         Mr. Mac Mahon succeeded Dr. Powell as President and Chief Executive Officer of LabCorp, a publicly held company of which Dr. Powell currently is a director. Mr. Mac Mahon also serves as LabCorp's Chairman of the Board.

LabCorp Arrangements

         We are a party to certain ongoing arrangements with LabCorp for the sale of our products to LabCorp. In 2000, LabCorp purchased approximately $207,000 worth of products from us.


                          REPORT OF THE AUDIT COMMITTEE

         In the course of its oversight of TriPath's financial reporting process, the Audit Committee of the Board has (i) reviewed and discussed with management TriPath's audited financial statements for the fiscal year ended December 31, 2000, (ii) discussed with Ernst & Young LLP, TriPath's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees,
(iv) discussed with the auditors any relationships that may impact their independence, and (v) considered whether the provision of nonaudit services by the auditors is compatible with maintaining their independence.

         Based on the foregoing review and discussions, the Committee recommended to the Board that the audited financial statements be included in TriPath's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                     By the Audit Committee,

                                                     RICHARD A. CHARPIE, PH.D.
                                                     DAVID A. THOMPSON
                                                     HAYWOOD D. COCHRANE, JR.

                       COMPARATIVE STOCK PERFORMANCE GRAPH

         The following graph shows the cumulative stockholder return of the Company's common stock from September 5, 1997 (the first trading day for the Company's common stock) through December 31, 2000 as compared with that of the Nasdaq (U.S. Companies) Index and the Hambrecht & Quist Healthcare Section Excluding Biotech Index. The total stockholder return is measured by dividing the per share price change of the respective securities, plus dividends, if any, for each fiscal year shown by the share price at the end of the particular fiscal year. The graph assumes the investment of $100 in the Company's common stock and each of the comparison groups on September 5, 1997 and assumes the reinvestment of dividends. The Company has never declared a dividend on its common stock. The stock price performance depicted in the graph below is not necessarily indicative of future price performance.


       COMPARISON OF CUMULATIVE TOTAL RETURN AMONG TRIPATH IMAGING, INC.,
              NASDAQ (U.S. COMPANIES) INDEX AND HAMBRECHT & QUIST
                   HEALTHCARE SECTION-EXCLUDING BIOTECH INDEX

                                        09/05/1997      12/31/1997      12/31/1998      12/31/1999      12/31/2000
                                        ----------      ----------      ----------      ----------      ----------

TriPath Imaging, Inc.                   $   100.00      $    71.25      $    41.88      $    41.25      $    87.50
Nasdaq Stock Market (U.S.)              $   100.00      $    96.20      $   135.17      $   244.19      $   151.64
H&Q Healthcare-Excluding Biotech        $   100.00      $   101.95      $   123.87      $   108.23      $   169.30

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         TriPath's directors, executive officers and persons who own beneficially more than 10% of TriPath's common stock are required under Section 16(a) of the Securities Exchange Act of 1934 to file initial reports of ownership and changes in ownership of TriPath securities with the Securities and Exchange Commission and to furnish TriPath with copies of all Section 16(a) reports that they file.

         To TriPath's knowledge, based solely on a review of the copies of reports furnished to TriPath and written representations that no other reports were required, TriPath believes that during its 2000 fiscal year, its directors, executive officers, and 10% beneficial owners complied with all applicable
Section 16(a) filing requirements except that (i) grants of options to purchase common stock to Mr. Martin in December 1999, totaling 75,000 shares were not reported on a Form 3 as required, but were reported on a Form 5 in February 2000, as amended, (ii) grants of options to purchase common stock to Mr. Robison in February 2000, totaling 35,000 shares were not reported on a Form 4 or a Form 5 within the time period required, but were reported on a Form 4 in April 2001, and (iii) grants of options to purchase common stock to Ms. Norton in February 2000, totaling 35,000 shares were not reported on a Form 4 or a Form 5 within the time period required, but were reported on a Form 4 in April 2001.


                         INFORMATION CONCERNING AUDITORS

         The firm of Ernst & Young LLP, independent accountants, has audited our accounts since our inception and will do so for 2001. The Board has appointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2001. Representatives of Ernst & Young LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

         The fees for services provided by Ernst & Young LLP to us in 2000 were as follows:

             Audit and Quarterly Reviews               $     87,500
             Other Services
               Audit Related                           $      4,536
               Non-Audit Related                       $     62,589



                STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         In order to be considered for inclusion in the Company's proxy materials for the 2002 Annual Meeting of Stockholders, stockholder nominations of persons for election to the Board and proposals of business to be considered by the stockholders must be received by the Company no later than January 1, 2002. Proposals should be sent to the attention of the Assistant Secretary at the Company's offices at 780 Plantation Drive, Burlington, North Carolina, 27215.

                          ADVANCE NOTICE PROVISIONS FOR
                      STOCKHOLDER PROPOSALS AND NOMINATIONS

         The By-laws provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. Assuming that the 2002 annual meeting of stockholders is to be held on May 24, 2002, notice of stockholder proposals must be received no earlier than March 11, 2002, and no later than April 4, 2002. However, if less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever first occurs.

                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company by mail, by telephone, in person or otherwise, without additional compensation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of common stock and to obtain voting instructions from such beneficial owners. The Company will reimburse these firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

                                  OTHER MATTERS

         The meeting is called for the purposes set forth in the notice. The Board does not know of any matter for action by the stockholders at the meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to other matters which are properly presented for consideration at the meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

         Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 as filed with the Securities and Exchange Commission are available to stockholders upon written request addressed to the President at the Company's offices at 780 Plantation Drive, Burlington, North Carolina, 27215.

         Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

                                                                      Appendix A

                              TRIPATH IMAGING, INC.
                             AUDIT COMMITTEE CHARTER

PURPOSE

The principal purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by reviewing the financial reports and other financial information provided by the Company, the Company's systems of internal accounting and financial controls, and the annual independent audit process.

In discharging its oversight role, the Committee is granted the power to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. The Board and the Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The Committee shall be responsible for overseeing the independence of the outside auditor.

This Charter shall be reviewed for adequacy on an annual basis by the Board.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Nasdaq Audit Committee Requirements. Accordingly, all of the members will be directors:

o Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

o Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee will have accounting or related financial management experience.

KEY RESPONSIBILITIES

The Committee's role is one of oversight, and it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide and may be varied from time to time as appropriate in the circumstances.

o The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual Report to Stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

o As a whole, or through the Committee chair, the Committee shall review with the outside auditor, prior to filing with the Securities and Exchange Commission, the Company's interim financial information to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS No. 61.

o The Committee shall periodically discuss with management and the outside auditor the quality and adequacy of the Company's internal controls.

o The Committee shall request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence, and take or recommend that the Board take appropriate action regarding the independence of the outside auditor.

o The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

                                                                      Appendix B



                              TRIPATH IMAGING, INC.

                        2001 EMPLOYEE STOCK PURCHASE PLAN


1.       Purpose.

         This Employee Stock Purchase Plan 2000 (the "Plan") is adopted by TriPath Imaging, Inc. (the "Company") to provide Eligible Employees who wish to become shareholders of the Company an opportunity to purchase shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock"). The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423; provided that, if and to the extent authorized by the Board, the fact that the Plan does not comply in all respects with the requirements of Section 423 shall not affect the operation of the Plan or the rights of Employees hereunder.

2.       Certain Definitions.

         As used in this Plan:

         (a)      "Board" means the Board of Directors of the Company.

         (b) "Committee" means the Compensation Committee of the Board or such other committee as the Board may appoint from time to time to administer the Plan.

         (c) "Coordinator" means the officer of the Company or other person charged with day-to-day supervision of the Plan as appointed from time to time by the Board or the Committee.

         (d) "Designated Beneficiary" means a person designated by an Employee in the manner prescribed by the Committee or the Coordinator to receive certain benefits provided in this Plan in the event of the death of the Employee.

         (e) "Eligible Employee" with respect to any Offering hereunder means any Employee who, as of the Offering Commencement Date for such Offering:

                  (i) has been a Full-time Employee of the Company or any of its Subsidiaries for not less than 90 days; and

                  (ii) would not, immediately after any right to acquire Shares in such Offering is granted, own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary corporation, determined in accordance with Section 423.

         (f)      "Employee" means an employee (as that term is used in Section
423) of the Company or any of its Subsidiaries.

         (g) "Fair Market Value" of a Share shall mean the fair market value of a share of Common Stock, as determined by the Committee.

         (h) "Full-time Employee" is an Employee whose customary employment is for more than (i) 20 hours per week and (ii) five months, in the calendar year during which the respective Offering Commencement Date occurs.

         (i) "Offering" is an offering of Shares pursuant to Section 5 of the Plan.

         (j) "Offering Commencement Date" means the date on which an Offering under the Plan commences, and "Offering Termination Date" means the date on which an Offering under the Plan terminates.

         (k) "Purchase Date" means each date on which the rights granted under the Plan may be exercised for the purchase of Shares.

         (l) "Section 423" and subdivisions thereof refer to Section 423 of the Code or any successor provision(s).

         (m) "Shares" means the shares of Common Stock issuable under the Plan.

         (n)      "Subsidiary" means a subsidiary corporation, as defined in
Section 424 of the Code, of the Company the Employees of which are designated by the Board of Directors or the Committee as eligible to participate in the Plan.

3.       Administration of the Plan.

         The Committee shall administer, interpret and apply all provisions of the Plan as it deems necessary or appropriate, subject, however, at all times to the final jurisdiction of the Board of Directors. The Board may in any instance perform any of the functions of the Committee hereunder. The Committee may delegate administrative responsibilities to the Coordinator, who shall, for matters involving the Plan, be an ex officio member of the Committee. Determinations made by the Committee and approved by the Board of Directors with respect to any provision of the Plan or matter arising in connection therewith shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives.

4.       Shares Subject to the Plan.

         The maximum aggregate number of Shares that may be purchased upon exercise of rights granted under the Plan shall be 1,000,000. Appropriate adjustments in such amount, the number of Shares covered by outstanding rights granted hereunder, the securities that may be purchased hereunder, the Exercise Price, and the maximum number of Shares or other securities that an employee may purchase (pursuant to Section 8 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan; provided that any fractional Share otherwise issuable hereunder as a result of such an adjustment shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation involving the Company will include appropriate provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or treasury Shares may be purchased under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

5.       Offerings; Participation.

         (a) From time to time, the Company, by action of the Committee, will grant rights to purchase Shares to Eligible Employees pursuant to one or more Offerings, each having an Offering Commencement Date, an Offering Termination Date, and one or more Purchase Dates as designated by the Committee. No Offering may last longer than twenty-seven (27) months or such longer period as may then be consistent with Section 423. The Committee may limit the number of Shares issuable in any Offering, either before or during such Offering.

         (b) Participation in each Offering shall be limited to Eligible Employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Committee. No person otherwise eligible to participate in any Offering under the Plan shall be entitled to participate if he or she has elected not to participate. Any such election not to participate may be revoked only with the consent of the Committee.

         (c) An Employee who has elected to participate in an Offering may make such changes in the level of payroll deductions as the Committee may permit from time to time, or may withdraw from such Offering, by giving written notice to the Company before any Purchase Date. No Employee who has withdrawn from participating in an Offering may resume participation in the same Offering, but he or she may participate in any subsequent Offering if otherwise eligible.

         (d) Upon termination of a participating Employee's employment for any reason, including retirement but excluding death or disability (as defined in Section 22(e)(3) of the Code) while in the employ of the Company or a Subsidiary, such Employee will be deemed to have withdrawn from participation in all pending Offerings.

         (e) Upon termination of a participating Employee's employment because of disability or death, the Employee or his or her Designated Beneficiary, if any, as the case may be, shall have the right to elect, with respect to each Offering in which the Employee was then participating, by written notice given to the Coordinator within 30 days after the date of termination of employment (but not later than the next applicable Purchase Date for each Offering), either (i) to withdraw from such Offering or (ii) to exercise the Employee's right to purchase Shares on the next Purchase Date of such Offering to the extent of the accumulated payroll deductions or other contributions in the Employee's account at the date of termination of employment. If no such election with respect to any Offering is made within such period, the Employee shall be deemed to have withdrawn from such Offering on the date of termination of employment. The foregoing election is not available to any person, such as a legal representative, as such, other than the Employee or a Designated Beneficiary.

6.       Exercise Price.

         The rights granted under the Plan shall be exercised and Shares shall be purchased at a price per Share (the "Exercise Price") determined by the Committee from time to time; provided that the Exercise Price shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on (a) the respective Offering Commencement Date or (b) the respective Purchase Date, whichever is lower.

7.       Exercise of Rights; Method of Payment.

         (a) Participating Employees may pay for Shares purchased upon exercise of rights granted hereunder through regular payroll deductions, by lump sum cash payment, by delivery of shares of Common Stock valued at Fair Market Value on the date of delivery, or a combination thereof, as determined by the Committee from time to time. No interest shall be paid upon payroll deductions or other amounts held hereunder (whether or not used to purchase Shares) unless specifically provided for by the Committee. All payroll deductions and other amounts received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts.

         (b) Subject to any applicable limitation on purchases under the Plan, and unless the Employee has previously withdrawn from the respective Offering, rights granted to a participating Employee under the Plan will be exercised automatically on the Purchase Date of the respective Offering coinciding with the Offering Termination Date, and the Committee may provide that such rights may at the election of the Employee be exercised on one or more other Purchase Dates designated by the Committee within the period of the Offering, for the purchase of the number of Shares (including fractional shares unless the Company determines that fractional Shares will not be issued) that may be purchased at the applicable Exercise Price with the accumulated payroll deductions or other amounts contributed by such Employee as of the respective Purchase Date. Evidence of ownership of the shares of Common Stock purchased will be provided to each participating Employee in such form as the Company determines.

         (c) Any amounts contributed by an Employee or withheld from the Employee's compensation that are not used for the purchase of Shares, whether because of such Employee's withdrawal from participation in an Offering (voluntarily, upon termination of employment, or otherwise) or for any other reason, except as provided in Section 7(b), shall be repaid to the Employee or his or her Designated Beneficiary or legal representative, as applicable, within a reasonable time thereafter.

         (d) The Company's obligation to offer, sell and deliver Shares under the Plan at any time is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange or securities market on which the Common Stock is then listed, and
(iii) compliance, in the opinion of the Company's counsel, with all applicable federal and state securities and other laws.

8.       Limitations on Purchase Rights.

         (a) Any provision of the Plan or any other employee stock purchase plan of the Company or any subsidiary (collectively, "Other Plans") to the contrary notwithstanding, no Employee shall be granted the right to purchase Common Stock (or other stock of the Company and any subsidiary) under the Plan and all Other Plans at a rate that exceeds an aggregate of $25,000 (or such other maximum as may be prescribed from time to time by Section 423) in Fair Market Value of such stock (determined at the time the rights are granted) for each calendar year in which any such right is outstanding.

         (b) An Employee's participation in any one or a combination of Offerings under the Plan shall not exceed such additional limits as the Committee may from time to time impose.

9.       Tax Withholding.

         Each participating Employee shall pay to the Company or the applicable Subsidiary, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the purchase or disposition of Shares no later than the date of the event creating the tax liability. In the Committee's discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of Shares to the Company, including Shares purchased under the Plan, valued at Fair Market Value on the date of delivery. The Company or the applicable Subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Employee or withhold Shares purchased hereunder, which shall be valued at Fair Market Value on the date of withholding.

10.      Participants' Rights as Shareholders and Employees.

         (a) No participating Employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for such Shares, and the Share certificate is actually issued.

         (b) Each Employee is an employee-at-will (that is to say that either the Employee or the Company or any Subsidiary may terminate the employment relationship at any time for any reason or no reason at all) unless and only to the extent provided in a written employment agreement for a specified term executed by the chief executive officer of the Company or his duly authorized designee or the authorized signatory of any Subsidiary. Neither the adoption, maintenance, nor operation of the Plan nor any grant of rights hereunder shall confer upon any Employee any right with respect to the continuance of his/her employment with the Company or any Subsidiary nor shall they interfere with the rights of the Company or Subsidiary to terminate any Employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Subsidiary.

11.      Rights Not Transferable.

         Rights under the Plan are not assignable or transferable by a participating Employee other than by will or the laws of descent and distribution and, during the Employee's lifetime, are exercisable only by the Employee. The Company may treat any attempted inter vivos assignment as an election to withdraw from all pending Offerings.

12.      Amendments to or Termination of the Plan.

         The Board shall have the right to amend, modify or terminate the Plan at any time without notice, subject to any stockholder approval that the Board determines to be necessary or advisable; provided that the rights of Employees hereunder with respect to any ongoing or completed Offering shall not be adversely affected.

13.      Governing Law.

         Subject to overriding federal law, the Plan shall be governed by and interpreted consistently with the laws of the State of Delaware.

14.      Effective Date and Term.

         This Plan will become effective on April 12, 2001, and no rights shall be granted hereunder after April 12, 2011.

                                                           (FRONT OF PROXY CARD)

                              TRIPATH IMAGING, INC.
                              780 PLANTATION DRIVE
                        BURLINGTON, NORTH CAROLINA 27215
                                 (336) 222-9707

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of TriPath Imaging, Inc. hereby appoints Paul R. Sohmer, M.D. and James Everhart, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held Thursday, May 24, 2001, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


              MARK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE [ ]

                      PLEASE SIGN AND MAIL YOUR PROXY TODAY
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



                               [SEE REVERSE SIDE]

                                                         (REVERSE OF PROXY CARD)

[ X ] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


                                                                       FOR             WITHHOLD
                                                                 All nominees     For all nominees
1.       Proposal to elect two directors                               [ ]                [ ]
         FOR ALL, except withheld from the following
         nominee(s):


         -------------------------------------------------------
         Nominees:       Robert E. Curry, Ph.D.
                         Paul R. Sohmer, M.D.
                                                                       FOR              AGAINST           ABSTAIN
2.       Proposal to approve the Company's 2001 Employee Stock         [ ]                [ ]               [ ]
         Purchase Plan
                                                                       FOR              AGAINST           ABSTAIN
3.       Proposal to ratify the selection by the Board of              [ ]                [ ]               [ ]
         Directors of Ernst & Young LLP as the Company's
         independent public auditors for the current fiscal
         year.


Signature:____________________________    Date:_________________________________


Signature:____________________________    Date:_________________________________


NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.